Exhibit 99.1

FLUIDIGM REPORTS Q1 2015 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif. - May 7, 2015 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the first quarter ended March 31, 2015.

Total revenue for the first quarter of 2015 was $26.7 million, an increase of 4% from $25.7 million in the first quarter of 2014, and an increase of 10% on a constant-currency basis. The first quarter of 2014 revenue excludes $3.8 million of revenue from the DVS acquisition prior to acquisition close.

Net loss for the first quarter of 2015 was $15.9 million, compared to a net loss of $15.4 million in the first quarter of 2014. Non-GAAP net loss for the first quarter of 2015 was $7.3 million, compared with non-GAAP net income of $0.08 million for the first quarter of 2014 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“Our first quarter revenue did not meet our internal expectations due to several factors, including timing of CyTOF™ orders and shipments, a shortfall in Biomark™ system revenues, and weak genomics analytical consumables sales. In addition, currency had a more negative impact than we assumed at the beginning of the year,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“Although disappointed with our performance in the first quarter, we believe our overall market opportunities have never been stronger. We are pleased with early customer reaction to our new products, including initial sales of Juno™ and strong interest in our upcoming Polaris™ system. The single-cell biology market continues to blossom and grow. The CyTOF product line results in the first quarter were largely due to timing. We remain positive about our CyTOF outlook and expect strong year-over-year growth in 2015. However, due to greater uncertainty in our previous outlook given first quarter results, we are reducing our revenue guidance for the year,” continued Worthington.

Fluidigm also announced today that industry veteran Steve McPhail has joined Fluidigm as general manager of its production genomics business. “Steve has significant senior management, scientific, and operational experience and excels in strategy development, tactical execution of operational plans, and establishing distribution networks. We look forward to Steve joining our executive team and expect to benefit greatly from his experience and insight as we continue to further develop our business,” added Worthington.

Financial Highlights and Analysis

•
Instrument revenue grew 5% year-on-year in the quarter on an as-reported basis, driven by increased sales from C1™ systems, CyTOF systems, and contribution from new products, offset by Biomark systems.

◦	Approximately 60% of the Biomark HD system sales during the quarter were motivated by single-cell biology research.

◦	Approximately 10% of C1 system sales were combined with a Biomark HD system in the quarter.

•
Consumables revenue grew 5% year-on-year in the quarter on an as-reported basis, driven by increased sales from single-cell biology applications partly offset by decreased sales from production genomics applications.

◦
Consumables pull-through in the quarter was below its historical range of $40,000 - $50,000 per instrument/year for genomics analytical systems and within its historical range of $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the quarter was within its historical range of $50,000 - $70,000 per instrument/year.

•	Geographic revenue as a percent of total product revenue in the first quarter of 2015 was as follows: United States - 51%; Europe - 26%; Japan - 7%; Asia-Pacific - 13%; and Other - 3%.

•	Fluidigm’s total instrument installed base was approximately 1,410 units at the end of the quarter.

◦	Approximately 55% of the installed base was analytical versus preparatory systems.

◦	Single-cell biology systems (C1, CyTOF, CyTOF 2, Biomark and Biomark HD systems motivated by single-cell research) represented approximately 660 units.

•
GAAP product margin was 60.0% in the first quarter of 2015, versus 65.8% in the year ago period. Non-GAAP product margin was 73.3% in the first quarter of 2015, versus 75.2% in the year ago period. Non-GAAP product margin excludes the effects of amortization of developed technology, depreciation and amortization, non-cash charge for the sale of inventory revalued at the date of acquisition, and stock-based compensation expense (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	Fluidigm ended March 31, 2015 with approximately $134.9 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•
Introduced the Polaris system at the annual Advances in Genome Biology and Technology meeting in February 2015. Polaris is a single-cell research system that integrates cell selection, isolation, dose, culture and molecular preparation into a single workflow enabling researchers to correlate gene expression with environmental conditions and phenotypic information. We expect to launch Polaris mid-year 2015.

•
Announced the new Access Array library workflow prep using the Juno instrument. The Access Array library workflow prep is a scalable, economical, and flexible workflow designed to enable users to validate up to 5,000 known and novel mutations per sample. We expect to launch the Access Array library prep in the second half of 2015.

Financial Outlook
Fluidigm is projecting total revenue to be between $133 million and $143 million versus prior guidance of between $142 million and $149 million. 2015 revenue projections incorporate an estimated negative currency related impact of approximately 4 to 5 percent at the midpoint of the range versus our prior estimate of approximately 3 to 4 percent.

The Company projects 2015 operating expenses on a GAAP basis to be between $129 and $134 million. Non-GAAP operating expenses, excluding approximately $19 million of estimated stock-based compensation expense, and $5 million of estimated depreciation and amortization expense, is expected to be between $105 million and $110 million (also, see accompanying table for reconciliation of GAAP and non-GAAP operating expenses for the first quarter results of 2015 and 2014). Stock-based compensation expense is projected to be between $18 and $20 million.  Substantially all of our stock-based compensation expense is reflected in operating expenses.  Interest expense is projected to be approximately $6 million and capital spending is projected to be between $6 and $9 million.

Conference Call Information
Fluidigm will host a conference call today, May 7, 2015 at 2:00 p.m. PST (5:00 p.m. EST). The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its Q1 2015 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on May 7, 2015. A telephone replay of the teleconference will be available 90 minutes after the end of the call at

(855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 10433842. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the first quarter of 2015 and 2014. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to current estimates of 2015 total revenue, GAAP and non-GAAP operating expenses, stock-based compensation expense, interest expense, capital spending, and currency related impact on 2015 revenue; growth in the single-cell biology market and Fluidigm’s overall market opportunities; plans, objectives, expectations, and strategies for the development and growth of Fluidigm’s business; and Fluidigm’s CyTOF outlook and expectation of strong year-over-year growth in 2015. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm’s proteomics and genomics product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; the possible loss of key employees, customers, or suppliers; intellectual property risks, including risks relating to maintaining material in-licensed intellectual property rights; competition; Fluidigm’s sales, marketing and distribution capabilities; Fluidigm’s planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@Fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters.  Such information may be deemed material information and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, CyTOF, Biomark, Juno, Polaris, C1, and Access Array are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Investor Relations & Strategy
650.243.6628 (Office)
ana.petrovic@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Instruments	$15,820	$15,107
Consumables	10,826	10,342
Product revenue	26,646	25,449
License and grant revenue	83	275
Total revenue	26,729	25,724
Costs and expenses:
Cost of product revenue	10,646	8,704
Research and development	9,990	7,646
Selling, general and administrative	20,094	15,257
Acquisition-related expenses	—	10,696
Total costs and expenses	40,730	42,303
Loss from operations	(14,001)	(16,579)
Interest expense	(1,453)	(1,026)
Other income (expense), net	(1,120)	48
Loss before income taxes	(16,574)	(17,557)
Benefit from income taxes	643	2,143
Net loss	$(15,931)	$(15,414)
Net loss per share, basic and diluted	$(0.56)	$(0.57)
Shares used in computing net loss per share, basic and diluted	28,468	26,900

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2015	December 31, 2014 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,982	$33,713
Short-term investments	79,424	81,588
Accounts receivable, net	19,577	22,384
Inventories	17,394	15,991
Prepaid expenses and other current assets	1,856	2,221
Total current assets	155,233	155,897
Long-term investments	18,508	27,499
Property and equipment, net	14,053	13,889
Other non-current assets	3,729	3,966
Developed technology, net	99,400	102,200
Goodwill	104,108	104,108
Total assets	$395,031	$407,559
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,502	$5,919
Accrued compensation and related benefits	4,840	6,874
Other accrued liabilities	7,216	9,664
Deferred revenue, current portion	7,346	6,928
Total current liabilities	24,904	29,385
Convertible notes, net	195,512	195,455
Deferred tax liability	25,344	26,152
Other non-current liabilities	6,818	6,148
Total liabilities	252,578	257,140
Total stockholders’ equity	142,453	150,419
Total liabilities and stockholders’ equity	$395,031	$407,559

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(15,931)	$(15,414)
Depreciation and amortization	1,338	920
Stock-based compensation expense	4,068	3,379
Amortization of developed technology	2,800	1,400
Non-cash charges related to acquisition	—	3,165
Changes in assets and liabilities, net	(2,075)	(3,997)
Net cash used in operating activities	(9,800)	(10,547)

Investing activities
Acquisition, net of cash acquired	—	(113,190)
Purchases of investments	—	(15,003)
Proceeds from sales and maturities of investments	11,100	8,775
Purchase of intangible assets	(120)	—
Purchases of property and equipment	(909)	(1,813)
Net cash provided by (used in) investing activities	10,071	(121,231)

Financing activities
Proceeds from issuance of convertible notes, net	—	195,212
Proceeds from exercise of stock options	3,732	2,287
Net cash provided by financing activities	3,732	197,499
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(734)	42
Net increase in cash and cash equivalents	3,269	65,763
Cash and cash equivalents at beginning of period	33,713	35,261
Cash and cash equivalents at end of period	$36,982	$101,024

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION(1)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss (GAAP)	$(15,931)	$(15,414)
Acquisition-related expenses	—	10,696
Stock-based compensation expense	4,068	3,379
Amortization of developed technology	2,800	1,400
Interest expense	1,453	1,026
Depreciation and amortization	1,172	883
Non-cash charge for sale of inventory revalued at the date of acquisition	—	517
Benefit from acquisition related income taxes	(820)	(2,412)
Net (loss) income (Non-GAAP)	$(7,258)	$75
Net loss per share - basic and diluted (GAAP)	$(0.56)	$(0.57)
Net (loss) income per share - basic and diluted (Non-GAAP)	$(0.25)	$0.00

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended March 31,
	2015	2014
Product margin (GAAP)	$16,000	$16,745
Amortization of developed technology	2,800	1,400
Depreciation and amortization	255	219
Non-cash charge for sale of inventory revalued at the date of acquisition	—	517
Stock-based compensation expense	484	263
Product margin (Non-GAAP)	$19,539	$19,144

Product margin percentage (GAAP)	60.0%	65.8%
Product margin percentage (Non-GAAP)	73.3%	75.2%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2015	2014
Operating expenses (GAAP)	$30,084	$33,599
Acquisition-related expenses	—	(10,696)
Stock-based compensation expense	(3,584)	(3,116)
Depreciation and amortization	(917)	(664)
Operating expenses (Non-GAAP)	$25,583	$19,123

RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE
For the three months ended March 31, 2015

Revenue growth, reported	4%
Impact of foreign exchange	(6)%
Non-GAAP revenue growth, constant currency	10%

(1) Acquisition-related expenses include charges for accelerated vesting of certain DVS restricted stock and options; consulting, legal, and investment banking fees; and other expenses.